EXHIBIT 99.1

NEWS	Contact: Clay Williams (713) 346-7606
FOR IMMEDIATE RELEASE
NATIONAL OILWELL VARCO ANNOUNCES
FIRST QUARTER 2010 EARNINGS AND BACKLOG
HOUSTON, TX, April 27, 2010 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its first quarter ended March 31, 2010 it earned net income of $422 million, or $1.01 per fully diluted share, up seven percent compared to fourth quarter ended December 31, 2009 net income of $394 million, or $0.94 per fully diluted share. Earnings per share decreased 11 percent compared to the first quarter of 2009, when the Company earned $470 million or $1.13 per fully diluted share. The first quarter 2010 results included Venezuela asset write-off and currency devaluation charges of $38 million, or $0.09 per share. Net income for the first quarter of 2010 excluding the Venezuela charges was $460 million, or $1.10 per fully diluted share.
Reported revenues for the first quarter were $3.03 billion, a decrease of three percent from the fourth quarter of 2009 and a decrease of 13 percent from the first quarter of 2009. Operating profit for the quarter, excluding the Venezuela charges, was $648 million or 21.4 percent of sales. Operating profit excluding the Venezuela charges improved $26 million, despite the $102 million decline in revenue.
During the first quarter of 2010 the Company’s Rig Technology segment backlog of capital equipment booked $618 million in new orders, partially offset by order cancellations, adjustments and change orders of $71 million, resulting in net order additions of $547 million. Backlog for capital equipment orders for the Company’s Rig Technology segment was $5.4 billion at March 31, 2010 compared to $6.4 billion at December 31, 2009.
Pete Miller, Chairman, President and CEO of National Oilwell Varco, remarked, “Our Company got off to a great start in the first quarter, with all three segments posting higher sequential margins. Our rig-count driven Distribution and Petroleum Services & Supplies units benefitted from cost cutting in prior periods and higher drilling and pressure pumping activity across North America, and Rig Technology continued its skillful execution of orders in its backlog. Aggressive pursuit of manufacturing efficiency across our wide offering of oilfield products, our leading technologies, great service, and, most importantly, the best workforce in the industry, led to solid earnings this quarter.
While near-term gas activity in North America may face headwinds, sustained high oil prices and pressing needs for modern, efficient drilling and well stimulation equipment point to a bright outlook for National Oilwell Varco. We believe that the emergence of new shale gas technologies into new basins, and the steady application of new deepwater production technologies to find and develop new sources of oil will make this an exciting, dynamic industry for many years to come.”
Rig Technology

First quarter revenues for the Rig Technology segment were $1.9 billion, a decrease of five percent from the fourth quarter of 2009 and a decrease of 14 percent from the first quarter of 2009. Operating profit for this segment was $581 million, or 30.8 percent of sales, an increase of three percent from the fourth quarter of 2009. Sequential operating margin improvement resulted from lower than expected manufacturing costs, which continued to decline on several large projects. The segment has benefitted from experience gained through the execution of numerous rig construction and retooling projects over the last few years, resulting in continued improvement and record margins again in the first quarter, despite modestly lower revenues for the group. Revenue out of backlog for the segment declined 11 percent year-over-year, and was down slightly from the fourth quarter of 2009, to $1.5 billion for the first quarter of 2010.
Petroleum Services & Supplies
Revenues for the first quarter of 2010 for the Petroleum Services & Supplies segment were $923 million, down one percent compared to fourth quarter 2009 results and down nine percent from the first quarter of 2009. Operating profit was $113 million, or 12.2 percent of revenue, an increase of six percent from the fourth quarter of 2009. Sequentially higher sales of downhole tools, drillbits, and wellsite services, mostly from North America, were offset by lower worldwide drillpipe sales in the quarter.
Distribution Services
The Distribution Services segment generated first quarter revenues of $334 million, which were up one percent from the fourth quarter of 2009 and represented an 18 percent decrease from the first quarter of 2009. First quarter operating profit was $11 million or 3.3 percent of sales. Operating profit flow-through, or the change in operating profit divided by the change in revenue, was up 100 percent from the fourth quarter of 2009 to the first quarter of 2010. Sales gains in North America were partly offset by declines in international markets.
The Company has scheduled a conference call for April 27, 2010, at 9:00 a.m. Central Time to discuss first quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-446-1671 within North America or 1-847-413-3362 outside of North America five to ten minutes prior to the scheduled start time, and ask for the “National Oilwell Varco Earnings Conference Call.”
National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.
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NATIONAL OILWELL VARCO, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,608	$2,622
Receivables, net	2,111	2,187
Inventories, net	3,423	3,490
Costs in excess of billings	918	740
Deferred income taxes	228	290
Prepaid and other current assets	257	269

Total current assets	9,545	9,598

Property, plant and equipment, net	1,810	1,836
Deferred income taxes	131	92
Goodwill	5,544	5,489
Intangibles, net	3,987	4,052
Investment in unconsolidated affiliate	390	393
Other assets	59	72

	$21,466	$21,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$538	$584
Accrued liabilities	2,245	2,267
Billings in excess of costs	681	1,090
Current portion of long-term debt and short-term borrowings	156	7
Accrued income taxes	124	226

Total current liabilities	3,744	4,174

Long-term debt	724	876
Deferred income taxes	2,166	2,091
Other liabilities	252	163

Total liabilities	6,886	7,304

Commitments and contingencies

Stockholders’ equity:
Common stock — par value $.01; 418,938,789 and 418,451,731 shares issued and outstanding at March 31, 2010 and December 31, 2009	4	4
Additional paid-in capital	8,228	8,214
Accumulated other comprehensive income	50	90
Retained earnings	6,185	5,805

Total Company stockholders’ equity	14,467	14,113
Noncontrolling interests	113	115

Total stockholders’ equity	14,580	14,228

	$21,466	$21,532

NATIONAL OILWELL VARCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009

Revenue:
Rig technology	$1,886	$2,199	$1,977
Petroleum services and supplies	923	1,014	936
Distribution services	334	408	331
Eliminations	(111)	(140)	(110)

Total revenue	3,032	3,481	3,134
Gross profit	973	1,039	980
Gross profit %	32.1%	29.8%	31.3%
Selling, general, and administrative	325	319	358
Transaction, restructuring and devaluation costs	38	—	14

Operating profit	610	720	608

Interest and financial costs	(13)	(13)	(13)
Interest income	2	2	1
Equity income in unconsolidated affiliate	6	28	2
Other income (expense), net	11	(36)	(23)

Income before income taxes	616	701	575
Provision for income taxes	197	228	184

Net income	419	473	391
Net income (loss) attributable to noncontrolling interests	(3)	3	(3)

Net income attributable to Company	$422	$470	$394

Net income attributable to Company per share:

Basic	$1.01	$1.13	$0.95

Diluted	$1.01	$1.13	$0.94

Weighted average shares outstanding:

Basic	417	416	416

Diluted	419	418	419

NATIONAL OILWELL VARCO, INC.
OPERATING PROFIT — AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009
Revenue:
Rig technology	$1,886	$2,199	$1,977
Petroleum services and supplies	923	1,014	936
Distribution services	334	408	331
Eliminations	(111)	(140)	(110)

Total Revenue	$3,032	$3,481	$3,134

Operating profit:
Rig technology	$581	$606	$566
Petroleum services and supplies	113	164	107
Distribution services	11	25	8
Unallocated expenses and eliminations	(57)	(75)	(59)

Total operating profit (before transaction, restructuring and devaluation costs)	$648	$720	$622

Operating profit %:
Rig technology	30.8%	27.6%	28.6%
Petroleum services and supplies	12.2%	16.2%	11.4%
Distribution services	3.3%	6.1%	2.4%
Other unallocated	—	—	—

Total operating profit (before transaction, restructuring and devaluation costs)	21.4%	20.7%	19.8%

NATIONAL OILWELL VARCO, INC.
AS ADJUSTED EBITDA RECONCILIATION EXCLUDING TRANSACTION, RESTRUCTURING AND DEVALUATION COSTS
(Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009
Reconciliation of EBITDA (Note 1):
GAAP net income attributable to Company	$422	$470	$394
Provision for income taxes	197	228	184
Interest expense	13	13	13
Depreciation and amortization	127	116	126
Transaction, restructuring and devaluation costs	38	—	14

EBITDA (Note 1)	$797	$827	$731

Note 1: EBITDA means earnings before interest, taxes, depreciation, amortization, and transaction, restructuring and devaluation costs, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc. Clay Williams, (713) 346-7606 Clay.Williams@nov.com